UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2009

MYRIAD PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34275	26-3996918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 Wakara Way

Salt Lake City, UT 84108

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (801) 214-7800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Agreements Entered into in Connection with Spin-off from Myriad Genetics, Inc.

In connection with the previously announced separation and spin-off by Myriad Genetics, Inc. (“Myriad Genetics”) of its research and drug development businesses, on June 30, 2009, Myriad Genetics entered into a Separation and Distribution Agreement and other definitive agreements with its wholly owned subsidiary, Myriad Pharmaceuticals, Inc. (“MPI”), that, among other things, set forth the terms and conditions of the separation of MPI from Myriad Genetics and provide a framework for the relationship between Myriad Genetics and MPI following the separation. In addition to the Separation and Distribution Agreement, which contains many of the key provisions related to the spin-off of MPI and the distribution of the shares of MPI’s common stock, $0.01 par value (the “Common Stock”), to Myriad Genetics’ stockholders, the parties also entered into a Tax Sharing Agreement, a Sublease Agreement, and an Employee Matters Agreement. Each of these agreements is described below as well as in the section entitled “Certain Relationships and Related Party Transactions” in MPI’s Information Statement, which is filed as Exhibit 99.1 hereto.

Separation and Distribution Agreement

On June 30, 2009, MPI entered into a Separation and Distribution Agreement with Myriad Genetics that sets forth MPI’s agreements with Myriad Genetics regarding the principal transactions necessary to separate MPI from Myriad Genetics, including: (i) the contribution of substantially all of the assets and certain liabilities of Myriad Genetics’ research and drug development businesses and cash and cash equivalents of approximately $188 million to MPI; and (ii) the distribution by Myriad Genetics, as of 11:59 p.m. (EDT) on June 30, 2009, of all outstanding shares of MPI Common Stock to Myriad Genetics’ stockholders in the form of a pro rata dividend of one share of MPI Common Stock for every four shares of Myriad Genetics common stock outstanding to stockholders of record on June 17, 2009. This agreement also sets forth the other provisions that govern certain aspects of MPI’s relationship with Myriad Genetics after the completion of the separation from Myriad Genetics and provides for the allocation of assets, liabilities and obligations between MPI and Myriad Genetics in connection with the separation. The description of the Separation and Distribution Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the Separation and Distribution Agreement filed as Exhibit 2.1 hereto.

Tax Sharing Agreement

On June 30, 2009, MPI entered into a Tax Sharing Agreement with Myriad Genetics that generally governs the parties’ respective rights, responsibilities and obligations after the separation with respect to taxes. Under the Tax Sharing Agreement, all tax liabilities resulting or arising from the contribution of Myriad Genetics’ research and drug development businesses to MPI and the other separation transactions including the distribution will be borne solely by Myriad Genetics and its subsidiaries other than MPI. In addition, under the Tax Sharing Agreement, all tax liabilities (including tax refunds and credits) attributable to Myriad Genetics’ research and drug development businesses for any and all periods preceding the separation, will be borne solely by Myriad Genetics and its subsidiaries other than MPI, taking into account certain tax attributes available to Myriad Genetics and its subsidiaries other than MPI. All tax liabilities (including tax refunds and credits) otherwise attributable to Myriad Genetics and its subsidiaries, will be borne solely by Myriad Genetics and its subsidiaries other than MPI. All tax liabilities (including tax refunds and credits) attributable to MPI’s operation of the research and drug development businesses for any and all periods following the separation will be borne solely by MPI. Any and all tax attributes, including net operating losses and research and development credits, which exist as of the date of the separation will be retained by Myriad Genetics and its subsidiaries other than MPI. The description of the Tax Sharing Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the Tax Sharing Agreement filed as Exhibit 10.1 hereto.

Sublease Agreement

Effective July 1, 2009, MPI entered into a Sublease Agreement with Myriad Genetics to provide for the lease of certain office and laboratory space to be utilized by MPI in its operations. Under the Sublease Agreement, MPI will pay Myriad Genetics a monthly fee for the use of certain physical facilities in the nature of office and laboratory space. The monthly sublease fee will be based on the costs billed to Myriad Genetics under its Master Lease for the same space. Hence the monthly payments will be passed through to MPI without any mark-up. In addition, MPI is responsible for up to approximately $8.0 million of leasehold improvements. The Sublease has an initial term of three years with four options for renewal of three years each. The description of the Sublease Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the Sublease Agreement filed as Exhibit 10.2 hereto.

Employee Matters Agreement

On June 30, 2009, MPI entered into an Employee Matters Agreement with Myriad Genetics. The Employee Matters Agreement allocates liabilities and responsibilities relating to employee compensation, benefit plans, programs and other related matters in connection with the separation, including the treatment of outstanding incentive awards and certain retirement and welfare benefit obligations. The description of the Employee Matters Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the Employee Matters Agreement filed as Exhibit 10.3 hereto.

Shareholder Rights Agreement

On June 1, 2009, the Board of Directors of MPI declared a dividend of one preferred stock purchase right (a “Right”) for each outstanding share of MPI’s voting Common Stock, to be paid on June 30, 2009 to holders of record of the Common Stock immediately following the distribution of shares of Common Stock to the stockholders of Myriad Genetics. Each Right entitles the registered holder to purchase from MPI one one-thousandth of a share of Series A Junior Participating Preferred Stock, $0.01 par value, at an exercise price of $72.00 in cash (the “Exercise Price”), subject to adjustment as provided in the Rights Agreement (as hereinafter defined). The description and terms of the Rights are set forth in a Shareholder Rights Agreement (the “Rights Agreement”), dated June 30, 2009, between MPI and American Stock Transfer & Trust Company, LLC, as Rights Agent. The description of the Rights and the Rights Agreement that appears below is qualified in its entirety by reference to the complete terms and conditions of the Rights Agreement filed as Exhibit 4.1 hereto.

Initially, the Rights will be attached to all shares of Common Stock then outstanding, and no separate certificates for Rights will be distributed. The Rights would separate from the Common Stock and a “Distribution Date” would occur upon the earlier of:

•

10 days following a public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of the Common Stock, or

•	10 days following the commencement of a tender offer or exchange offer that could result in a person or group beneficially owning 15% or more of the outstanding shares of the Common Stock.

Until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be evidenced by shares of Common Stock and will only be transferred with such shares of Common Stock, and the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

The Rights are not exercisable until the Distribution Date and will expire at the close of business on June 30, 2019, unless earlier redeemed or exchanged by MPI as described below.

In the event that any person becomes an Acquiring Person, also known as a “Section 11(a)(ii) Event,” each holder of a Right will thereafter have the right to receive, upon exercise, that number of shares of Common Stock (or, in certain circumstances, cash, property or other securities of MPI) which equals the Exercise Price of the Right divided by one-half of the current market price (as defined in the Rights Agreement) of the Common Stock at the date of the occurrence of the event. Notwithstanding any of the foregoing, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by an Acquiring Person will be null and void.

In addition, in the event that, at any time following a Section 11(a)(ii) Event, (i) MPI is acquired in a merger or other business combination transaction or (ii) more than 50% of MPI’s assets or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, that number of shares of common stock of the acquiring company which equals the Exercise Price of the Right divided by one-half of the current market price (as defined in the Rights Agreement) of such acquiring company’s common stock at the date of the occurrence of the event. The events set forth in this paragraph and in the preceding paragraph are referred to as the “Triggering Events.”

At any time after the occurrence of a Section 11(a)(ii) Event, the Board of Directors may exchange the Rights (other than Rights owned by an Acquiring Person which have become void), in whole or in part, at an exchange ratio of one share of Common Stock, or one Common Stock Equivalent (as defined in the Rights Agreement), per Right (subject to adjustment).

The Exercise Price payable, and the number of shares of Common Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Stock, (ii) if holders of the Common Stock are granted certain rights or warrants to subscribe for Common Stock or convertible securities at less than the current market price of the Common Stock, or (iii) upon the distribution to holders of the Common Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

With certain exceptions, no adjustment in the Exercise Price will be required until cumulative adjustments amount to at least 1% of the Exercise Price. No fractional shares of Common Stock will be issued and, in lieu thereof, an adjustment in cash would be made based on the market price of the Common Stock on the last trading date prior to the date of exercise.

In general, MPI may redeem the Rights in whole, but not in part, at any time before a Section 11(a)(ii) Event, at a price of $0.01 per Right. Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $0.01 per Right redemption price. The redemption price is payable in cash, stock or other consideration deemed appropriate by the Board of Directors.

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of MPI, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to MPI, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of MPI or for common stock of an acquiring company as set forth above.

Subject to certain exceptions, any of the provisions of the Rights Agreement may be amended by the Board of Directors of MPI prior to such time as the Rights are no longer redeemable.

Item 3.03 Material Modification to Rights of Security Holders.

(a): Please see the disclosure set forth above under the heading “Shareholder Rights Agreement” in “Item 1.01 — Entry into a Material Definitive Agreement,” which is incorporated by reference into this Item 3.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a): In connection with the execution of the Shareholder Rights Agreement described above in Item 1.01, on June 30, 2009, MPI filed a Certificate of Designation, Preferences and Rights with the Delaware Secretary of State designating 1,000,000 shares of Series A Junior Participating Preferred Stock, $0.01 par value per share, effective on June 30, 2009. Please see the disclosure set forth above under the heading “Shareholder Rights Agreement” in “Item 1.01 — Entry into a Material Definitive Agreement,” which is incorporated by reference into this Item 5.03. The Certificate of Designation, Preferences and Rights is filed as Exhibit 3.1 hereto.

Item 8.01 Other Events.

On July 1, 2009, MPI issued a press release announcing the completion of the spin-off from Myriad Genetics on June 30, 2009. A copy of the press release is filed as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	The following exhibits are filed with this report:

Exhibit No.	Description
2.1	Separation and Distribution Agreement, dated June 30, 2009, by and between Myriad Pharmaceuticals, Inc. and Myriad Genetics, Inc.

3.1	Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form 8-A (File No. 001- 34275), filed on June 30, 2009).

4.1	Shareholder Rights Agreement, dated June 30, 2009, by and between Myriad Pharmaceuticals, Inc. and American Stock Transfer & Trust Company, LLC, which includes as Exhibit B the Form of Right Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form 8-A (File No. 001-34275), filed on June 30, 2009).

10.1	Tax Sharing Agreement, dated June 30, 2009, by and between Myriad Pharmaceuticals, Inc. and Myriad Genetics, Inc.

10.2	Sublease Agreement, effective July 1, 2009, by and between Myriad Pharmaceuticals, Inc. and Myriad Genetics, Inc.

10.3	Employee Matters Agreement, dated June 30, 2009, by and between Myriad Pharmaceuticals, Inc. and Myriad Genetics, Inc.

99.1	Information Statement dated June 18, 2009.

99.2	Press Release issued on July 1, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYRIAD PHARMACEUTICALS, INC.

Dated: July 7, 2009	/s/ Adrian N. Hobden
Adrian N. Hobden, Ph.D.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Separation and Distribution Agreement, dated June 30, 2009, by and between Myriad Pharmaceuticals, Inc. and Myriad Genetics, Inc.

3.1	Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form 8-A (File No. 001- 34275), filed on June 30, 2009).

4.1	Shareholder Rights Agreement, dated June 30, 2009, by and between Myriad Pharmaceuticals, Inc. and American Stock Transfer & Trust Company, LLC, which includes as Exhibit B the Form of Right Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form 8-A (File No. 001-34275), filed on June 30, 2009).

10.1	Tax Sharing Agreement, dated June 30, 2009, by and between Myriad Pharmaceuticals, Inc. and Myriad Genetics, Inc.

10.2	Sublease Agreement, effective July 1, 2009, by and between Myriad Pharmaceuticals, Inc. and Myriad Genetics, Inc.

10.3	Employee Matters Agreement, dated June 30, 2009, by and between Myriad Pharmaceuticals, Inc. and Myriad Genetics, Inc.

99.1	Information Statement dated June 18, 2009.

99.2	Press Release issued on July 1, 2009.